UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 30, 2011

Date of Report (Date of earliest event reported)

AGENUS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

781-674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 30, 2011, Agenus Inc. (“Agenus”) filed a Certificate of Second Amendment to its Amended and Restated Certificate of Incorporation, with the Secretary of State of the State of Delaware, effective October 3, 2011, to effect a 1-for-6 reverse stock split of its common stock. A copy of the Certificate of Second Amendment to its Amended and Restated Certificate of Incorporation, is being filed as Exhibit 3.1 to this Current Report on Form 8-K.

As previously disclosed on a Current Report on Form 8-K filed on June 17, 2011, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, at a ratio of not less than 1-for-2 and not more than 1-for-10. On September 14, 2011, the Board of Directors approved to effect a reverse stock split and on September 15, 2011, selected the 1-for-6 reverse stock split ratio. As a result of the reverse stock split, every six shares of our pre-reverse split common stock will be combined and reclassified into one share of our common stock. No fractional shares of common stock will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to a fractional share shall, in lieu thereof, receive a cash payment equal to x) the fractional share amount multiplied by y) the product of (i) the average of the high and low trading prices of the common stock as reported on the NASDAQ Capital Market during each of the ten trading days immediately preceding the October 3, 2011 and (ii) 6.

The par value and other terms of our common stock were not affected by the reverse stock split. Our post-reverse split common shares has a new CUSIP number, 00847G 705, and will trade on the NASDAQ Capital Market with a “D” added, under the symbol “AGEND” for the 20 business days beginning October 3, 2011 to designate that it is trading on a post-reverse split basis. Trading will resume under the symbol “AGEN” after the 20 day period has expired. Our transfer agent, American Stock Transfer & Trust Company, LLC, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

Also on September 30, 2011, Agenus issued a press release announcing the reverse stock split described above. The full text of the press release issued in connection with the announcement is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

3.1	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc.

99.1	Press Release dated September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date: September 30, 2011	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Second Amendment to the Amended and Restated Certificate of Incorporation of Agenus Inc. Filed herewith.

99.1	Press Release dated September 30, 2011. Filed herewith.